United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$280,500
Unrealized Gain (Loss) on Market Value of Futures	(1,149,600)
Interest Income	51,611
ETF Transaction Fees	2,000
Total Income (Loss)	$(815,489)

Expenses
Investment Advisory Fee	$9,587
K-1 Tax Expense	3,100
Brokerage Commissions	1,287
NYMEX License Fee	629
Non-interested Directors' Fees and Expenses	473
Total Expenses	$15,076
Net Gain (Loss)	$(830,565)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/08	$21,691,479
Withdrawals (200,000 Units)	(10,234,104)
Net Gain (Loss)	(830,565)

Net Asset Value End of Period	$10,626,810
Net Asset Value Per Unit (200,000 Units)	$53.13

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States 12 Month Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502